JOINT FILING AGREEMENT


        Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Amendment No. 4 to Schedule 13D is filed on its behalf.


        Dated this 2nd day of June, 1999



          /S/ JAMES E. MOORE
        ---------------------------------------
        James E. Moore, Individually




        JAMES E. MOORE REVOCABLE TRUST,
        U/D/T/ DATED JULY 28, 1994



        By:   /S/ JAMES E. MOORE
           ------------------------------------
           James E. Moore, Trustee